Exhibit 10.4

AMENDMENT NO. 6 TO PHARMACY MASTER SERVICES AGREEMENT
THIS AMENDMENT NO. 6 (this “Amendment”) to the Agreement (as defined below) is entered into as of August 24, 2022 (the “Amendment Effective Date”) by and between Jazz Pharmaceuticals, Inc. with a principal place of business at 3170 Porter Drive, Palo Alto, CA 94304 (“Jazz Pharmaceuticals”) and Express Scripts Specialty Distribution Services, Inc. with a principal place of business at One Express Way, St. Louis, MO 63121 (“ESSDS”) (collectively, the “Parties,” or each separately, a “Party”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Jazz Pharmaceuticals and ESSDS entered into that certain Pharmacy Master Services Agreement (the “Agreement”), dated July 1, 2020, pursuant to which ESSDS provides dispensing, distribution and other services for Products; and

NOW THEREFORE, in consideration of the above recitals, each of which is incorporated by this reference, the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Section 11.1 Term; Renewal is deleted in its entirety and replaced with the following: Term; Renewal. Unless otherwise terminated in accordance with the terms hereof, this Agreement will remain in effect until September 30, 2022.

2.General. This Amendment constitutes an amendment in writing to the Agreement in accordance with Section 14.1 of the Agreement.

3.Governing Law. This Amendment, and any dispute related hereto, will be governed and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction. In the event of any dispute between the Parties, prior to any Party commencing an action for damages, each Party will designate a representative and the representatives will meet in person or telephonically in a good-faith attempt to resolve their differences. Prior to such meeting, the complaining Party will provide a written explanation of the dispute.

4.Full Force and Effect. In the event of any conflict or inconsistency between the terms and provisions of the Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment will govern and prevail. Except as expressly provided in this Amendment, this Amendment does not in any way change, modify or delete the provisions of the Agreement (or the Parties’ rights, remedies or obligations thereunder), and all such provisions shall remain in full force and effect. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

5.Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimile and pdf signatures will be considered original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed, effective as of the Amendment Effective Date.

JAZZ PHARMACEUTICALS, INC.		EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.

By:	/s/ Ernie Ross	By:	/s/ Joshua Parker
Name:	Ernie Ross	Name:	Joshua Parker
Title:	Senior VP, U.S. Market Access	Title:	VP
	26 August 2022		08/26/2022 | 11:29 AM CDT

By:			RPM for KC 8.26.22
Name:
Title:

[Signature Page to Amendment No.2 to Pharmacy Master Services Agreement]